QuickLinks -- Click here to rapidly navigate through this document

As Filed with the Securities and Exchange Commission on September 28, 2004

Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAMDAT MOBILE INC.
(Exact name of registrant as specified in its charter)

Delaware	7371	95-4991817
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034
(310) 636-3100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant's Principal Executive Offices)

Mitch Lasky
Chief Executive Officer
JAMDAT Mobile Inc.
3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034
(310) 636-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
C. Thomas Hopkins, Esq. Linda Giunta Michaelson, Esq. Sheppard, Mullin, Richter & Hampton LLP 800 Anacapa Street Santa Barbara, CA 93101 (805) 568-1151	Michael Marchetti Chief Financial Officer Craig Gatarz, Esq. COO and General Counsel JAMDAT Mobile Inc. 3415 S. Sepulveda Blvd., Suite 700 Los Angeles, CA 90034 (310) 636-3100	Jonathan A. Schaffzin, Esq. John Papachristos, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-117127)

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $.0001 per share	276,368	$16.00	$4,421,888	$561

(1)
Includes 36,048 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Based upon the public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by JAMDAT Mobile Inc. (the "Company") pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-117127) relating to the offering of shares of common stock, par value $0.0001 per share.

        The required consents and opinions are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by wire transfer of such amount to the Commission's bank account at Mellon Bank as soon as practicable (but in no event later than the close of business on September 29, 2004), (ii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iii) it will confirm receipt of such instructions by the bank during regular business hours on September 29, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of September, 2004.

JAMDAT MOBILE INC.
By:	/s/ MITCH LASKY Mitch Lasky Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of September, 2004.

Name	Title	Date

/s/ MITCH LASKY Mitch Lasky	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	September 28, 2004
* Michael Marchetti	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2004
* J. William Gurley	Director	September 28, 2004
* Paul Vais	Director	September 28, 2004

*By:	/s/ MITCH LASKY Mitch Lasky Attorney-in-fact

II-1

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP (Canada).
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney*

*
Previously filed on the signature page to Registration Statement No. 333-117127, filed on July 2, 2004.

QuickLinks

SIGNATURES